SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 1, 1999, by and among MICROVISION, INC., a corporation organized under the laws of the State of Washington (the "Company"), and the purchasers (the "Purchasers") set forth on the execution pages hereof (the "Execution Pages").

     WHEREAS:

     A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, (i) shares of the Company's common stock, no par value per share (the "Common Stock"), (ii) warrants in the form attached hereto as Exhibit A (including any warrants issued in replacement thereof, the "Series 1 Warrants"), to acquire shares of Common Stock and (iii) warrants in the form attached hereto as Exhibit B (including any warrants issued in replacement thereof, the "Series 2 Warrants", and, together with the Series 1 Warrants, the "Warrants"), to acquire shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares."

     C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.   CERTAIN DEFINITIONS.
     -------------------

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

     "Adjustment Date" shall mean the earlier of (i) the date a registration statement filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement is declared effective by the SEC; or (ii) in the event such registration statement is not declared effective by the SEC within one hundred eighty days following the Closing Date (as defined below), any single date selected by the Purchasers, in their sole discretion, following such one hundred eighty days.

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     "Adjustment Date Market Price" shall mean the lower of (i) the average
Closing Price during the ten (10) Trading Days ending on the Trading Day immediately preceding the Adjustment Date or (ii) the Closing Price on the Trading Day immediately preceding the Adjustment Date, and in each case, appropriately adjusted to reflect any stock dividend, stock split or similar transaction during either such period.

     "Business Day" shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded as reported by Bloomberg (as defined below) is open for trading.

     "Closing Price" shall mean for the Common Stock as of any date, the closing bid price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Purchaser and reasonably acceptable to the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day (as defined below) for such security, on the next preceding day which was a Trading Day. If the Closing Price cannot be calculated for a share of Common Stock as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Purchaser and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

     "Closing Shares" shall mean the shares of Common Stock to be issued and sold by the Company and purchased by the Purchaser at the Closing (as defined below).

     "Investment Amount" shall mean the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by any Purchaser, as set forth on the Execution Page hereto executed by such Purchaser.

     "Market Price" shall mean, with respect to any date of determination, the lower of (i) the average Closing Price during the ten (10) Trading Days ending on the Trading Day immediately preceding such date of determination or (ii) the Closing Price on the Trading Day immediately preceding such date of determination, and in each case appropriately adjusted to reflect any stock dividend, stock split or similar transaction during either such relevant period.

     "Material Adverse Effect" shall mean any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares and the Warrants), under the Warrants (including the issuance of the Warrant Shares) or under the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, taken as a whole.

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
     "Pro Rata Percentage" shall mean, with respect to any Purchaser, a percentage computed by dividing such Purchaser's Investment Amount by the aggregate Investment Amount of all Purchasers.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities" shall mean the Shares, the Warrants and the Warrant Shares.

     "Share Limit" shall mean 666,667 shares of Common Stock.

     "Shares" shall mean the Closing Shares and the Adjustment Shares (as defined in Section 2(c) below).

     "Trading Day" shall mean a Business Day on which the Common Stock trades on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg.

2.   PURCHASE AND SALE OF SHARES AND WARRANTS.
     ----------------------------------------

     a. Generally. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, each Purchaser shall purchase the number of Shares and Warrants determined as provided in this Section 2, and the Company shall issue and sell such number of Shares and Warrants to each Purchaser for such Purchaser's Investment Amount as provided below.

     b. Number of Closing Shares and Warrants; Form of Payment; Closing Date.

          i. On the Closing Date (as defined below), the Company shall sell and each Purchaser shall buy (A) the number of Closing Shares as is equal to the quotient of (I) such Purchaser's Investment Amount divided by (II) $13.60875,
(B) Series 1 Warrants exercisable for such Purchaser's Pro Rata Percentage of the aggregate number of shares of Common Stock for which Series 1 Warrants are exercisable and (C) Series 2 Warrants exercisable for such Purchaser's Pro Rata Percentage of the aggregate number of shares of Common Stock for which Series 2 Warrants are exercisable. On the Closing Date, each Purchaser shall pay the Company an amount equal to such Purchaser's Investment Amount.

          ii. On the Closing Date, each Purchaser shall pay its Investment Amount by wire transfer to the Company, in accordance with the Company's written wiring instructions against delivery of certificates representing the Closing Shares and duly executed Warrants being purchased by such Purchaser, and the Company shall deliver such Closing Shares and Warrants against delivery of the such Purchaser's Investment Amount.

          iii. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Closing Shares and the Closing Warrants pursuant to this Agreement (the "Closing") shall be 2:00 p.m. New York City Time on April 1, 1999 or such other date or time as the parties may mutually agree ("Closing Date"). The Closing shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers

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
LLP, 1401 Walnut Street, Philadelphia, PA 19102, or at such other place as the parties may otherwise agree.

     c. Adjustment Shares. If, on the Adjustment Date, the Adjustment Date Market Price is less than $14.325, then, within three Business Days of the Adjustment Date, the Company shall issue to each Purchaser a number of additional whole shares of Common Stock (the "Adjustment Shares") equal to the amount by which (I) the quotient of (x) such Purchaser's Investment Amount divided by (y) ninety five percent (95%) of the Adjustment Date Market Price exceeds (II) the number of Closing Shares purchased by such Purchaser on the Closing Date; provided, however, that the Company shall not be required to issue to any Purchaser a number of Adjustment Shares which, when aggregated with the Closing Shares previously issued to such Purchaser, would exceed the product of the Share Limit multiplied by such Purchaser's Pro Rata Percentage. The Adjustment Shares shall be deemed to be outstanding as of the Adjustment Date.

3.   PURCHASER'S REPRESENTATIONS AND WARRANTIES.
     ------------------------------------------

     Each Purchaser severally and not jointly represents and warrants to the Company as follows:

     a. Purchase for Own Account. The Purchaser is purchasing the Securities for the Purchaser's own account and not with a present view towards the distribution thereof. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

     b. Information. The Purchaser has been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received what the Purchaser believes to be satisfactory answers to any such inquiries. The Purchaser understands that its investment in the Securities involves a high degree of risk. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 4 below.

     c. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     d. Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares and the Warrants in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject

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
to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     e. Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, or (c) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (d) sold or transferred to an affiliate of the Purchaser pursuant to an exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

     f. Legends. Purchaser understands that the Shares and the Warrants and, until such time as the Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser under Rule 144, the certificates for the Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder), or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or
(c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k). Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above

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
legend be placed on any such Security and Purchaser shall cooperate in the prompt replacement of such legend.

     g. Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. The Purchaser is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the NASD (as defined below).

     h. Company Reliance. The Purchaser understands that the Closing Shares are being offered and sold, the Warrants are being issued, and the Adjustment Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Closing Shares and the Warrants and to receive an offer of the Adjustment Shares.

     i. Authorization. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     ---------------------------------------------

     The Company represents and warrants to each Purchaser as follows:

     a. Organization and Qualification. The Company is a corporation duly organized and existing under the laws of the State of Washington, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The Company does not have any subsidiaries.

     b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Shares and the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the issuance of the Warrants, and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or, except as set forth in Schedule 4(b), its shareholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv)

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
this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     c. Capitalization. The capitalization of the Company as of the date hereof is set forth on Schedule 4(c), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock.
Schedule 4(c) also sets forth the number of Shares to be issued pursuant to the terms hereof and the number of Warrant Shares to be issued upon the exercise of the Warrants. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4(c), no shares of capital stock of the Company (including the Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in Schedule 4(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 4(c), there are no securities or instruments containing antidilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement or the Warrants and the holders of the securities and instruments listed on such Schedule 4(c) have waived any rights they may have under such antidilution or similar provisions in connection with the issuance of the Securities in accordance with the terms of this Agreement or the Warrants. The Company has made available to each Purchaser true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any employee benefit plan or director stock option plan of the Company.

     d. Issuance of Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and will not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and free from all taxes and liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

     e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the Warrant Shares and the issuance of the Warrants) will not (i) conflict with or result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is in compliance with its Articles of Incorporation, By-laws and other organizational documents and is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including, without limitation, the issuance and sale of the Shares and Warrants as provided hereby), or the Warrants (including the issuance of the Warrant Shares), in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ in the foreseeable future based on its rules (and interpretations thereof) as currently in effect.

     f. SEC Documents; Financial Statements. Since August 27, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has made available to each Purchaser true and complete copies of the SEC Documents, except for the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on
Schedule 4(f), any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect. The Company has made available to each Purchaser a draft of its Form 10-K for its fiscal year ended December 31, 1998, including the exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein (the "Draft 10-K"). The Draft 10-K shall be deemed to be an SEC Document hereunder. The Company's Form 10-K for the fiscal year ended December 31, 1998, which will be filed by the Company with the SEC pursuant to the Exchange Act, will not differ in any material respect from the Draft 10-K.

     g. Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 1998, there has been no change or development which individually or in the aggregate has had or would have a Material Adverse Effect.

     h. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company's knowledge, threatened against or affecting the Company, or any of its directors or officers in their capacities as such which would have a Material Adverse Effect or which would adversely affect the validity, enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement (including the issuance of the Shares and the Warrants), the Registration Rights Agreement, the Warrants (including the issuance of the Warrant Shares) or any other agreement or document delivered pursuant hereto or thereto.

     i. Intellectual Property. The Company owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. Except as set forth in Schedule 4(i), the Company is not infringing or in conflict with any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as set forth in Schedule 4(i), the Company has not received written notice that it is infringing upon third party Intangibles. The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's ownership or right to use its Intangibles and there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. Except as set forth in Schedule 4(i), to the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company.

     j. Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of such person's actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     k. Environment. Except as disclosed in the SEC Documents (i) there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company that, individually or in the aggregate, would have a Material Adverse Effect and (ii) the Company has not violated or infringed any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

     l. Title. The Company has good title in fee simple to all real property and good title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except for such defects in title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

     m. Insurance. The Company has its assets insured against loss or damage as is appropriate to its business and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect.

     n. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchaser pursuant to Section 3(b) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading; provided the Purchaser acknowledges that forward-looking information provided to the Purchaser, including, but not limited to, projections of revenues, income, or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of the Company, is subject to change as a result of the factors set forth in Item 1. "Considerations Relating to the Company's Business," set forth in the Draft 10-K and in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, to be filed with the SEC within 14 days from the Closing Date. No event or circumstance has occurred or exists with respect to the Company or its business, properties, operations, prospects or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities. The Company has not provided, and without the Purchaser's consent thereto, will not hereafter provide to the Purchaser, any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been disclosed.

     o. Acknowledgment Regarding the Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" and that any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

     p. No Brokers. The Company has not engaged any person to which or to whom brokerage commissions, finder's fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated hereby except for HCM (as defined below) in accordance with Section 5(e) hereof and Josephthal & Co. Inc. ("Josephthal"), whose commissions and fees will be paid by the Company. The Company has agreed to issue a stock purchase warrant to Josephthal in connection with the execution and delivery of this Agreement (the "Josephthal Warrant") with an exercise price per share greater than the market price of the Common Stock on NASDAQ on the date of issuance thereof and on such other terms as are described in Schedule 4(p).

     q. Tax Status. The Company has made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth in Schedule 4(q), none of the Company's tax returns has been or is being audited by any taxing authority.

     r. No General Solicitation. Neither the Company nor any person participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

     s. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, Rule 4460(i) of the National Association of Securities Dealers ("NASD") or any similar rule.

     t. Year 2000. To the best of the Company's knowledge:

          (i) All hardware and software products used by the Company in the administration and the business operations of the Company will be able to process date data (including, but not limited to, calculating, comparing and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products.

          (ii) All software developed and sold by the Company (other than third party software) will be able to process date data (including, but not limited to, calculating, comparing and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such software.

5.   COVENANTS.
     ---------

     a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions set forth in Section 6 and Section 7 of this Agreement.

     b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the

Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

     c. Reporting Status. So long as the Purchaser beneficially owns any Securities or has the right to acquire any Securities pursuant to this Agreement, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     d. Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and the Warrants for the purposes set forth on Schedule 5(d), but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company without the Purchasers' prior written consent.

     e. Expenses. At the Closing, the Company shall reimburse Heights Capital Management, Inc. ("HCM") for the out-of-pocket expenses reasonably incurred by HCM and its affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement, the Registration Rights Agreement, the Warrants and the other agreements to be executed in connection herewith, including, without limitation, in conducting HCM's and its affiliates' and advisors' reasonable due diligence and HCM's and its affiliates' reasonable attorneys' fees and expenses (the "Expenses"). Notwithstanding the foregoing, the Company shall not be obligated to reimburse HCM for more than $50,000 of Expenses pursuant to this Section 5(e). The Company's obligation to reimburse HCM may be satisfied, at the option of HCM, by crediting the amount of such obligation against HCM's Investment Amount and thereby reducing the Investment Amount to be paid (but not the amount of the Investment Amount) by HCM pursuant to Section 2(b)(ii) by an amount equal to such obligation.

     f. Financial Information. For a period of two (2) years following the last Closing, the Company agrees to send the following reports to each Purchaser: (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy and information statements and any Current Reports on Form 8-K and (ii) within one day after release, copies of all press releases issued by the Company or any of its subsidiaries, if any.

     g. Reservation of Shares. The Company has and shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the maximum number of Shares as provided in Section 2 hereof and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required hereby and by the Warrants. The Company shall not reduce the number of shares reserved for issuance hereunder or upon the full exercise of the Warrants (except as a result of any such issuance hereunder or exercise of Warrants) without the consent of the Purchaser.

     h. Listing. On the Closing Date, the Company shall have secured the listing of the Shares and Warrant Shares, in each case, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder and all Warrant Shares from time to time issuable upon exercise of the Warrants. The Company will use its best efforts to continue the listing and trading of its Common Stock on NASDAQ, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NYSE or any other exchanges, as applicable, and the NASD.

     i. Corporate Existence. So long as any Purchaser beneficially owns any Securities or the right to acquire any Securities pursuant to this Agreement, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Warrants and under the agreements and instruments entered into in connection herewith and (ii) is a publicly trading Company whose common stock is listed and trades on NASDAQ, the NYSE or AMEX.

     j. Additional Equity Capital; Right of First Offer. The Company agrees that during the period beginning on the date hereof and ending on the date which is 180 days following the Closing Date (the "Lock-Up Period"), the Company will not, without the prior written consent of HCM, contract with any party to obtain additional financing in which any equity or equity-linked securities are issued (including any debt financing with an equity component) pursuant to any offering exempt from the registration requirements of the Securities Act which grants any registration rights exercisable within one year of the Closing Date ("Future Offerings"). The Company will not conduct any Future Offering during the period beginning on the day following the expiration of the Lock-Up Period and ending 180 days following the expiration of the Lock-Up Period unless it shall have first delivered to the Purchasers, at least ten business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser and its affiliates an option during the ten business day period following delivery of such notice to purchase all of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this Section 5(j) are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, stock purchase or restricted stock plan for the benefit of the Company's employees, consultants or directors.

     k. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of

Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

     l. Certain Trading Restrictions. So long as the Company is in compliance in all material respects with its obligations to the Purchasers pursuant to this Agreement, the Registration Rights Agreement and the Warrants, each Purchaser agrees that it and its affiliates over which such Purchaser is exercising investment discretion shall not engage in short sales or other hedging transactions relating to the Common Stock prior to the earlier of (i) the Registration Deadline (as defined in the Registration Rights Agreement) or (ii) the Adjustment Date, unless and only while the then highest current bid price of the Common Stock, as reported on NASDAQ, is greater than $17.90625. To the extent that the foregoing sentence permits short sales or other hedging transactions, then such transactions may only be effected in accordance with Rule 10a-1 under the Exchange Act to the extent applicable.


6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
     ----------------------------------------------

     The obligation of the Company hereunder to issue and sell Shares and Warrants to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     a. The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

     b. The applicable Purchaser shall have delivered (i) such Purchaser's Investment Amount in accordance with Section 2(b) above.

     c. The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

     d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.   CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE SHARES AND WARRANTS.
     -------------------------------------------------------------------------

     The obligation of each Purchaser hereunder to purchase Shares and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

     a. The Company shall have executed the signature pages to this Agreement and the Registration Rights Agreement, and delivered the same to the Purchaser.

     b. The Company shall have delivered to the Purchaser duly executed certificates representing the number of Closing Shares and duly executed Warrants as provided in Section 2(b) above.

     c. The Shares shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended or be under threat of suspension by the SEC or NASDAQ.

     d. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, to the foregoing effect.

     e. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

     f. The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

     g. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

     h. The Company shall have provided advance notice to the NASD of the issuance of the Shares as contemplated by NASD Rule 4310(c)(17) and provided the Purchaser with evidence of the Company's compliance with such Rule, or evidence of the NASD's waiver of the applicable time period.

8.   GOVERNING LAW MISCELLANEOUS.
     ---------------------------

     a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in New York, New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail to the address set forth in Section 8(f) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     e. Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:

               Microvision, Inc.
               2203 Airport Way South, Suite 100
               Seattle, Washington 98134
               Telephone No.: (206) 623-7055
               Facsimile No.: (206) 623-5961
               Attention: Richard Raisig

          With a copy to:

               Stoel Rives LLP
               3600 One Union Square
               Seattle, Washington 98101
               Telephone No.: 206-624-0900
               Facsimile No.: 206-386-7500
               Attention: Christopher J. Voss, Esq.

If to the Purchaser, to the address set forth under the Purchaser's name on the Execution Page hereto executed by such Purchaser.

     Each party shall provide notice to the other parties of any change in address.

     g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. If any Purchaser endeavors to assign its rights and obligations under this Agreement with respect to the acquisition of the Adjustment Shares to any affiliate or third party, then such assignee, by written instrument duly executed by such assignee, shall assume all obligations of such Purchaser hereunder with respect to the acquisition of the Adjustment Shares so assigned and shall make the same representations and warranties with respect thereto as such Purchaser makes in this Agreement, whereupon such Purchaser shall be relieved of any further obligations, responsibilities, and liabilities with respect to the acquisition of such Adjustment Shares, the right to the acquisition of which has been so assigned.

     h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

     i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for loss or damage relating to the Securities purchased hereunder arising as a result of or related to any breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

     j. Publicity. The Company and each Purchaser shall have the right to review and comment upon, before issuance any press releases, SEC, NASDAQ or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior review of the Purchasers, to make any press release or SEC, NASDAQ or NASD filings with respect to such transactions as is required by applicable law and/or exchange regulations (although the Purchasers shall be entitled to review and comment upon any such press release prior to its release). Within five days after the Closing Date, the Company shall file a Current Report on Form 8-K or other appropriate form with the SEC disclosing the transactions contemplated hereby.

     k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     l. Termination. In the event that the Closing Date shall not have occurred on or before April 1, 1999, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

     m. Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Registration Rights Agreement and the Warrants. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement, the Registration Rights Agreement or the Warrants.

     n. Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     o. Single Purchaser. Notwithstanding any references in this Agreement to multiple Purchasers, the parties hereto acknowledge and agree that Capital Ventures International is the sole Purchase hereunder.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

                                  COMPANY:

                                  MICROVISION, INC.


                                  By: /s/ RICHARD A. RAISIG
                                      --------------------------------
                                       Name: Richard A. Raisig
                                            --------------------------
                                       Title: CFO / VP Operations
                                             -------------------------


                                  PURCHASER:

                                  CAPITAL VENTURES INTERNATIONAL

                                  By:  Heights Capital Management, Inc.,
                                       its authorized agent


                                  By: /s/ MICHAEL SPOLAN
                                      --------------------------------
                                       Name: Michael Spolan
                                            --------------------------
                                       Title: Secretary and General
                                              Counsel
                                             -------------------------
                                       Residence: Cayman Islands
                                       Address: c/o Heights Capital Management,
                                                Inc.
                                                425 California, Suite 1100
                                                San Francisco, CA  94104
                                       Telephone No.: (415) 403-6500
                                       Telecopy No.: (415) 403-6525
                                       Attention: Michael Spolan, Esq.

                                       with copies of all notices to:

                                  Klehr, Harrison, Harvey, Branzburg &
                                  Ellers LLP
                                  1401 Walnut Street
                                  Philadelphia, PA  19102
                                  Telephone No.: (215) 568-6060
                                  Telecopy No.: (215) 568-6603
                                  Attention: Stephen T. Burdumy, Esq.

                                  Investment Amount $ 6,000,000
                                                    -----------